Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Macrocure Ltd.:

We consent to the use our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin

Somekh Chaikin

Certified Public Accountants (Isr.)
A Member Firm of KPMG International

Tel Aviv, Israel

July 10, 2014